                                                                      EXHIBIT 1

                             JOINT FILING AGREEMENT

     This will confirm the agreement by and among all the undersigned that the
Schedule 13D, and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of Assisted Living Concepts, Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date: July 13, 2001                            LTC PROPERTIES, INC.,
                                               a Maryland corporation

                                               /s/ Wendy L. Simpson
                                               ----------------------
                                               Vice Chairman and Chief Financial
                                               Officer


Date: July 13, 2001                            LTC HEALTHCARE, INC.,
                                               a Nevada corporation

                                               /s/ Wendy L. Simpson
                                               ---------------------
                                               Executive Vice President and
                                               Chief Financial Officer


Date: July 13, 2001                            /s/ Andre C. Dimitriadis
                                               --------------------------
                                               ANDRE C. DIMITRIADIS


Date: July 13, 2001                            /s/ James J. Pieczynski
                                               -------------------------
                                               JAMES J. PIECZYNSKI